                                                                    EXHIBIT 21.1

                                                              JURISDICTION OF
NAME                                                          ORGANIZATION
----                                                          ---------------
Common Sense Computing (U.K.) Ltd.                             U.K.
Quest Software GmbH                                            Germany
Quest Software Pty Ltd.                                        Australia
Quest Software Company Ltd.                                    Ireland
Quest Software Israel Ltd.                                     Israel
Quest Software Foreign Sales Corporation                       Barbados
Quest Software International Ltd.                              U.K.